Exhibit 99.1

Vince Holding Corp. Acquires OVO to Create Multi-Brand Platform

VNCE Will Own OVO’s Operating Business and a 5% Stake in OVO's Intellectual Property Alongside Authentic Brands Group and OVO Co-Founder Aubrey "Drake" Graham

Transaction Expected to be Accretive to VNCE in Fiscal 2027

VNCE Expects to Deliver Second Quarter Fiscal 2026 Results At the High End of Guidance

NEW YORK – August 27, 2026 – Vince Holding Corp. (Nasdaq: VNCE) (“VNCE” or the “Company”), a global retail platform today announced it has completed the acquisition of the operating business of October's Very Own ("OVO"), a globally recognized lifestyle brand. VNCE now will own and operate OVO's business as OVO’s core apparel and retail licensee, marking the first expansion of its multi-brand platform strategy beyond Vince, and will build on OVO's existing operations using its scale and infrastructure to support the brand's next phase of growth.

This transaction also further deepens VNCE’s partnership with Authentic Brands Group ("Authentic"), a global entertainment platform, who has acquired a majority stake in OVO’s intellectual property (“OVO IP”). A portion of the proceeds from the sale of OVO IP will be used to strengthen OVO’s balance sheet and support VNCE's growth strategy for the business. This transaction combines Authentic’s brand management expertise with VNCE's proven capabilities in merchandising and operating ready-to-wear brands, creating a new revenue stream for VNCE. As part of this expanded partnership, VNCE will own 5% of the OVO IP and has entered into a long-term license agreement for use of the OVO IP.

This transaction advances VNCE’s strategy to diversify its revenue and earnings by leveraging its platform and operating expertise. This transaction is expected to:

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Provide VNCE access to the fast growing global streetwear market.
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Fuel OVO's U.S. growth by:
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Store and e-commerce expansion by leveraging VNCE's scale and infrastructure.
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Launch OVO’s wholesale business through VNCE’s established wholesale relationships with key national department store partners.
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Optimize OVO’s operations while design and creative functions for each brand remain separate.
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Give VNCE the Canadian-based infrastructure to open Vince stores and expand e-commerce and wholesale.

Founded by Aubrey “Drake” Graham, Oliver El-Khatib, and Noah “40” Shebib, OVO has established itself as one of the most recognized brands in contemporary streetwear. Known for its distinctive owl logo and black-and-gold aesthetic, the brand has built its reputation on collaboration-led product drops and a close connection to its customer base. OVO currently operates 12 stores across Canada, the United States, and the United Kingdom, in addition to its e-commerce platform.

"We are thrilled to welcome OVO into our portfolio and to partner with Drake and Authentic in building on the brand's strong foundation to support its next phase of growth," said Brendan Hoffman, Chief Executive Officer of VNCE. “This transaction also deepens our relationship with Authentic Brands Group, a partner supporting our multi-brand platform strategy to broaden our portfolio of brands, business models, and distribution channels, and drive long-term value for all stakeholders. We are committed to preserving the authenticity and meaningful customer relationships that have driven OVO's success to date."

“We are proud to welcome OVO to Authentic and to expand our partnership with VNCE, whose operating expertise makes them an ideal partner to grow the business,” said Jamie Salter, Founder and Executive Chairman of Authentic. “Together, we see significant opportunity to introduce OVO into new categories, channels, and markets while staying true to the creative vision and community that have made the brand so special. The success we’ve had partnering with VNCE gives us great confidence in their stewardship of OVO’s business and we look forward to exploring future opportunities to utilize the VNCE platform.”

“We’re just a couple kids from Toronto who started something we believed in, here we are 20 years later, same kids with bigger dreams. Authentic and VNCE are the perfect partners to help us continue to grow,” said Drake.

Transaction Details

Under the terms of the transaction, Authentic formed a new subsidiary which holds OVO’s IP, under which Authentic owns 51%, Drake owns 44%, and VNCE owns the remaining 5%. A portion of the proceeds from the sale of OVO’s IP was used to strengthen the balance sheet of OVO's operating business, which VNCE then acquired. VNCE remains well-capitalized, with a strong balance sheet that supports both this transaction and its continued growth in the Vince business.

VNCE and Authentic have entered into a license agreement granting VNCE the exclusive right to use OVO's IP to manufacture and sell licensed apparel worldwide, in exchange for payment of a royalty fee to Authentic.

VNCE’s acquisition includes all of OVO's existing operating companies, assets and liabilities, including its retail stores, e-commerce platform, and wholesale relationships across Canada, the United States, and the United Kingdom. VNCE will retain OVO's existing team and continue to operate the business from its Toronto headquarters as it builds out the brand's next phase of growth.

Vince and OVO will maintain separate brand operations and creative teams, with VNCE serving its contemporary customer and OVO continuing to serve its streetwear audience.

Second Quarter Fiscal 2026 Outlook

Based on continued momentum in the business, VNCE expects to deliver Q2 fiscal 2026 results at the high-end of its prior guidance ranges, excluding any benefit from tariff refunds.

These amounts are based on currently available information and are subject to change, including potential adjustments related to customary financial closing procedures and period-end accruals for the fiscal quarter ending August 1, 2026.

The Company plans to share more on its results when its report its second quarter fiscal 2026 results by September 15, 2026.

DISCLOSURES REGARDING FORWARD-LOOKING STATEMENTS

This document, and any statements incorporated by reference herein, contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the statements under “Transaction Details” and “Second Quarter Fiscal 2026 Outlook” above as well as statements regarding, among other things, our current expectations about possible or assumed future results of operations of the Company and are indicated by words or phrases such as "may," "will," "should," "believe," "expect," "seek," "anticipate," "intend," "estimate," "plan," "target," "project," "forecast," "envision" and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: the expected effects of the acquisition of OVO’s existing operations, assets and liabilities (the “OVO Acquisition”) on the Company; our ability to integrate OVO with the Company, changes to and unpredictability in the trade policies and tariffs imposed by the U.S. and the governments of other nations; general economic conditions; our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs; restrictions on our operations under our credit facilities; our ability to improve our profitability; our ability to maintain our larger wholesale partners; our ability to accurately forecast customer demand for our products; our ability to maintain the license agreement relating to the Vince brand with ABG Vince; ABG Vince's expansion of the Vince brand into other categories and territories; ABG Vince's approval rights and other actions; our ability to realize the benefits of our strategic initiatives; our ability to make lease payments when due; our ability to open retail stores under favorable lease terms and operate and maintain new and existing retail stores successfully; our operating experience and brand recognition in international markets; our ability to remediate the identified material weakness in our internal control over financial reporting; our ability to comply with domestic and international laws, regulations and orders; increased scrutiny regarding our approach to sustainability matters and environmental, social and governance practices; competition in the apparel and fashion industry; our ability to attract and retain key personnel; seasonal and quarterly variations in our revenue and income; the protection and enforcement of intellectual property rights relating to the Vince brand; the extent of our foreign sourcing; our reliance on independent manufacturers; our ability to ensure the proper operation of the distribution facilities by third-party logistics providers; fluctuations in the price, availability and quality of raw materials; the ethical business and compliance practices of our independent manufacturers; our ability to mitigate system or data security issues, such as cyber or malware attacks, as well as other major system failures; our ability to adopt, optimize and improve our information technology systems, processes and functions; our ability to comply with privacy-related obligations; our status as a "controlled company"; our status as a "smaller reporting company"; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including those described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We intend these forward-looking statements to speak only as of the time of this release and do not undertake or revise them as more information becomes available, except as required by law.

About Vince Holding Corp.

Vince Holding Corp. is a global retail platform that operates the Vince brand women’s and men’s ready-to-wear business. Vince, established in 2002, is a leading global luxury apparel and accessories brand best known for creating elevated yet understated pieces for everyday effortless style. Vince Holding Corp. operates 42 full-price retail stores, 12 outlet stores, and its e-commerce site, as well as through premium wholesale channels globally. Please visit www.vince.com for more information.

About October’s Very Own

October’s Very Own (OVO) is a Canadian lifestyle brand led by CEO Drex Jancar and founded by Aubrey “Drake” Graham, Oliver El-Khatib, and Noah “40” Shebib. OVO offers premium apparel and accessories and is known for its distinctive owl logo and black-and-gold aesthetic. The brand has grown into a globally recognized enterprise with 12 flagship stores and a worldwide e-commerce presence.

About Authentic Brands Group

Authentic Brands Group (Authentic) is a global brand and entertainment platform that owns and invests in iconic intellectual property and cultural assets. It accelerates brands through a set of specialized businesses that combine powerful storytelling, premium content, unforgettable live experiences and global commerce. Through a network of more than 1,700 best-in-class licensees and strategic partners across 150 countries and expansive distribution, Authentic’s brands drive more than $38 billion in annual systemwide retail sales worldwide.

Authentic’s diversified portfolio spans more than 50 brands and reaches nearly one billion social media followers. Its roster includes Reebok, Champion, Shaquille O’Neal, David Beckham, Kevin Hart, Sports Illustrated, Elvis Presley, Muhammad Ali, Marilyn Monroe, GUESS, Care Bears, Aéropostale, Nautica, Eddie Bauer, Lucky Brand, Nine West, Brooks Brothers, Juicy Couture, Vince Camuto, Izod, Van Heusen, Dockers, Ted Baker, Hart Schaffner Marx, Vince, OVO, Barneys New York, Judith Leiber, Quiksilver, Spyder, Billabong, Volcom, Roxy, RVCA, DC Shoes, Prince, Sperry and Hunter.

For more information, visit corporate.authentic.com. Follow Authentic on LinkedIn, Instagram and WeChat.

Contact

Vince Holding Corp.

Lividini & Co.
Jaqui Lividini
jaqui@lividini.com

ICR, Inc.

Caitlin Churchill / Devin Broda

Caitlin.Churchill@icrinc.com / Devin.Broda@icrinc.com

October’s Very Own

Melissa Nathan, The Agency

melissa@tagpr.com

Authentic Brands Group

Haley Steinberg

hsteinberg@authentic.com